FIVN - Supplemental Metric Disclosure ($M) Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 2024 2025 Subscription % of Total Revenue 79% 78% 80% 79% 80% 81% 81% 82% 82% 83% 83% 79% 81% Telecom % of Total Revenue 14% 14% 13% 14% 13% 12% 12% 11% 12% 11% 11% 14% 12% Professional Services % of Total Revenue 7% 8% 7% 7% 7% 7% 7% 7% 6% 6% 6% 7% 7% Total Revenue $247 $252 $264 $279 $280 $283 $286 $300 $305 $312 $323 $1,042 $1,149 Y/Y Growth % 13% 13% 15% 17% 13% 12% 8% 8% 9% 10% 13% 14% 10% Q/Q Growth % 3% 2% 5% 5% 0% 1% 1% 5% 2% 2% 3% LTM DBRR (Subscription + Telecom) 109% 108% 108% 108% 107% 108% 107% 105% 105% 106% 107% 108% 105% LTM Subscription DBRR 113% 111% 111% 111% 109% 109% 107% 106% 107% 107% 109% 111% 106% Note: Percent of revenue represents approximate figures due to rounding. Exhibit 99.2